Exhibit 23.1

KBL, LLP
110 WALL STREET, 11th FLOOR
NEW YORK, NY 10005

Consent of Independent Registered Certified Public Accountants

March 20, 2009

Board of Directors
Bio-Solutions Corp.

We consent to the inclusion in the Registration Statement on Form S-1 of Bio-Solutions Corp. our audit report for Bio-Solutions Corp. (the “Company”) for the year ended December 31, 2008 and period March 27, 2007 (Inception) through December 31, 2007 dated March 9, 2009.

Respectfully submitted,

KBL, LLP

KBL, LLP
New York, NY

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